Exhibit 10.3

Employment Agreement

     This Employment Agreement (“ Agreement ”), dated and effective this 15th day of June, 2009 (“ Effective Date ”), is made and entered into between All-American Golf Center, Inc., a Nevada corporation (“ Corporation ”), and John Boreta, an individual (“ Employee ”) .

RECITALS

     WHEREAS, Corporation leases approximately 42 acres of real property located in Clark County, Nevada, commonly known as APN 177 -04 -101-009 (“ Premises ”), which includes a golf course, driving range, performance center, tranining facility, and golf shop, all of which are operated by the Corporation (collectively, the “ Business ”);

     WHEREAS, Corporation desires to employ Employee and secure his services for the Term provided hereinbelow upon the terms and conditions provided herein, and Employee desires to be so employed by Corporation; and

     WHEREAS, Corporation and Employee desire to set forth in writing the terms and conditions of their agreement and understanding with respect to Corporation’s employment of Employee.

AGREEMENT

     NOW, THEREFORE , in consideration of the foregoing recitals, which are hereby incorporated herein by this reference, the mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Employment . During the Term (as defined below), Employee shall be responsible for the overall management and operation of the Business.

2. Term . Unless otherwise terminated in accordance with the terms hereof, this Agreement shall commence on the Effective Date and shall continue until the third (3 rd ) anniversary of the Effective Date (“ Term ”) .

3. Compensation .

     (a) Salary . During the Term, Corporation shall pay to Employee an annual salary of Seventy- Five Thousand and No/100 Dollars ( $ 75,000. 00), less applicable payroll taxes and normal withholdings, which shall be paid by Corporation (“ Salary ”), in consideration for all services rendered by Employee under this Agreement. One-half (1/2) of the Salary shall be deferred and shall be subject to the mutual agreement of the parties. Corporation shall pay the Salary to Employee in equal installments on the same day or days of the month that Corporation pays its other employees in accordance with the normal payroll policies of Corporation.

     (b) Expenses . During the Term, Corporation shall pay and/or reimburse Employee, for all reasonable business expenses incurred by Employee in furtherance of or in connection with performing his obligations under this Agreement.

     (c) Benefits . During the Term, Employee shall be entitled to all benefits which are cutomarily provided by Corporation to other employees (“ Benefits ”).

4. Termination for Cause .

     (a) Termination . Corporation may terminate the employment of Employee at any time for Cause after providing Employee with written notice thereof at least ten (10) days prior to such termination. For purposes of this Agreement, “ Cause ” means that, Employee is convicted of a felony and any and all applicable appeals have been exhausted or any and all applicable time periods to file appeals have expired.

     (b) Corporation’s Obligations . Upon termination for Cause, Corporation shall have no further liability or obligation to Employee under this Agreement, or in connection with his employment hereunder, except for: (i) any unpaid Salary accrued through the date of termination; (ii) any accrued but unused and unpaid vacation time; and (iii) any unreimbursed expenses properly incurred by Employee prior to the date of termination.

5. Termination by Employee .

     (a) Employee may terminate his employment with Corporation upon fourteen (14) days prior written notice to Corporation for any reason whatsoever.

     (b) In the event that Employee terminates his employment in accordance with this Section 5 , Corporation shall have no further liability or obligation to Employee under this Agreement, or in connection with his employment hereunder, except for: (i) any unpaid Salary accrued through the date of termination; (ii) any accrued but unused and unpaid vacation time; and (iii) any unreimbursed expenses properly incurred prior to the date of termination.

6. Automatic Termination . In the event that certain Customer Agreement (“ Customer Agreement ”) entered into on approximately June 15, 2009, by and between Callaway Golf Company, a Delaware corporation, Saint Andrews Golf Shop, LTD., a Nevada limited liability company, and Corporation, expires, is cancelled, or is terminated for any reason, this Agreement shall immediately and automatically terminate and neither party hereto shall have any further rights or obligations hereunder except for any unpaid Salary due to Employee.

7. Severability . Should a court determine that any paragraph or sentence, or any portion of a paragraph or sentence of this Agreement, is invalid, unenforceable, or void, this determination shall not have the effect of invalidating the remainder of the paragraph, sentence, or any other provision of this Agreement. Further, the court should construe this Agreement by limiting and reducing it only to the extent necessary to be enforceable under then applicable law.

8. Law; Forum . Any dispute in the meaning, effect, or validity of this Agreement shall be resolved exclusively in accordance with the laws of the State of Nevada without regard to the conflict of laws provisions thereof. This Agreement shall be governed by and construed exclusively in accordance with the laws of the State of Nevada. Venue of any litigation arising from this Agreement shall be in a federal or state court of competent jurisdiction in Clark County, Nevada.

9. Successors . This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns. However, neither Corporation nor Employee may assign any of its/his rights or obligations hereunder without the prior written consent of the other party.

10. No Waiver . The failure of either party to insist in any one or more instances upon the performance of any terms or conditions of this Agreement shall not be construed as a waiver of any other performance of the same or other term, covenant, or condition, but the obligations of the parties hereto with respect thereto shall continue in full force and effect.

11. Notices . Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, certified, return receipt requested, postage prepaid, to the parties at the following addresses, or by facsimile if followed by first class mailing, certified, return receipt requested, or, if hand delivered, upon receipt (or at such other address or facsimile number for a party as shall be specified by like notice):

If to Corporation:	All-American Golf Center, Inc.
Attn: Ronald S. Boreta
6730 South Las Vegas Boulevard
Las Vegas, Nevada 89119
Fax: (702) 309-7407

If to Employee:	John Boreta
6730 South Las Vegas Boulevard
Las Vegas, Nevada 89119
Fax: (702) 309-7407

With a copy to:	Marquis & Aurbach
Attn: Frank M. Flansburg III, Esq.
10001 Park Run Drive
Las Vegas, Nevada 89145
Fax: 702-856-8954

12. Entire Agreement . There are no oral representations, understandings, or agreements between the parties hereto or any of its officers, directors, or representatives covering the same subject matter as this Agreement. This Agreement supersedes all previous agreements between Employee and Corporation in relation to the subject matter hereof and contains the final, complete, and exclusive understanding and agreement between the parties hereto with respect to the subject matter hereof and cannot be amended, modified, or supplemented in any respect except by subsequent written agreement entered into by both parties.

13. Counterparts . This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Facsimile transmissions shall constitute originals.

14. Captions . The captions herein are for the convenience of reference of the parties and are not to be construed as part of the terms of this Agreement.

15. Time of Essence . Time is hereby declared the essence with respect to each term and condition contained herein.

(SIGNATURE PAGE FOLLOWS)

     IN WITNESS WHEREOF , the parties hereto have executed this Agreement as of the Effective Date.

EMPLOYEE:	CORPORATION:
All-American Golf Center, Inc. , a Nevada corporation

By: /s/ John Boreta John Boreta, an individual	By: /s/ Ronald S. Boreta Name: Ronald S. Boreta Title: President